United States
Securities and Exchange Commission
Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 12, 2004

Kansas City Life Insurance Company
3520 Broadway
Kansas City, Missouri 64111-2565

Commission File No. 2-40764

IRS Number: 44-0308260

Telephone Number: (816) 753-7000

Item 12 – Results of Operations and Financial Condition.

         Included below is a release of financial information mailed to stockholders on March 11, 2004. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of December 31, 2003.

President’s Message

        The fourth quarter was the strongest quarter of 2003 for Kansas City Life Insurance Company, as net income was $13.0 million or $1.09 per share. Although the 2003 fourth quarter results were down from the prior year’s net income of $14.5 million or $1.21 per share, the earnings of the Company improved through each of the successive four quarters during 2003 and improved from the third quarter net income of $7.7 million or $0.65 per share.

        As most financial institutions have experienced, the corporate credit markets have caused the Company to realize losses on certain investments during this latest economic downturn. The primary reason for the improvement in net income by quarter throughout the year was due to the successive reduction in realized investment losses during the year. These losses have narrowed, consistent with the improving economy and stronger corporate earnings. The Company recorded net realized gains on investments of $6.9 million during the fourth quarter.

        Net income for the year 2003 was $14.8 million or $1.24 per share, compared to $31.5 million or $2.63 per share for 2002. While changes in the corporate credit markets have had the greatest impact on the Company’s changes in net income during the last several periods, other factors have also had a significant impact. First, insurance revenues increased both for the quarter and for the year versus prior year periods. Premium and contract charges grew to $80.8 million and $320.7 million in the fourth quarter and for the year 2003, respectively, up from $76.1 million and $290.2 million for the same periods in 2002. New sales of immediate annuities accounted for most of these increases.

        Two additional factors impacting the Company’s operations, the decline in investment yields and increased amount of invested assets, have largely offset each other during both the fourth quarter and full year comparisons. Total investments increased by $579.8 million or 19.0% during the year ended December 31, 2003. The acquisition of GuideOne Life Insurance Company (GuideOne) on June 30, 2003, and strong growth in new premium and deposits from the sale of annuities were the primary drivers of this growth. However, due to the declining interest rate environment, net investment income increased only 3.8% and 0.3% for the fourth quarter and annual periods, respectively.

        Stockholders’ equity grew to $644.4 million at year-end 2003, up by $46.9 million from the year earlier. The increase in equity was primarily due to the appreciation in value of the Company’s investment portfolio, which is included in accumulated other comprehensive income. The lower interest rate environment was the principal reason for improved portfolio value.

        The Board of Directors declared on January 26, 2004 a quarterly dividend of $0.27 per share, payable on February 23, 2004 to stockholders of record on February 9, 2004.

        With the improving economy, a strong capital position and expanded sales distribution, including the addition of GuideOne, we believe the Company is well positioned for continued growth and improving results.

Consolidated
Balance Sheet  (Unaudited)
(Thousands, except share data)
                                                  December 31
                                             2003            2002

Assets
Investments:
    Fixed maturity securities
      available for sale, at fair value$    2,814,485   $   2,141,439
    Equity securities available
      for sale, at fair value                  63,808          57,587
    Mortgage loans                            456,656         463,150
    Short-term investments                     71,823         186,770
    Other investments                         228,014         206,043

      Total investments                     3,634,786       3,054,989

Cash                                           20,029          14,645
Deferred acquisition costs                    241,057         246,286
Value of business acquired                    106,334          75,322
Other assets                                  245,015         231,256
Separate account assets                       304,691         244,862
      Total assets                     $    4,551,912   $   3,867,360

Liabilities
Future policy benefits                 $      872,114   $     811,633
Policyholder account balances               2,239,223       1,784,634
Notes payable                                 133,670          97,241
Income taxes                                   36,918          15,539
Other liabilities                             320,858         315,954
Separate account liabilities                  304,691         244,862

      Total liabilities                     3,907,474   $   3,269,863

Stockholders' equity
    Common stock                               23,121          23,121
    Additional paid in capital                 23,310          22,605
    Retained earnings                         688,800         686,847
    Accumulated other
      comprehensive income (loss)              23,418         (24,437)
    Less treasury stock                      (114,211)       (110,639)

      Total stockholders' equity              644,438         597,497

      Total liabilities and equity     $    4,551,912   $   3,867,360

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Income Statement   (Unaudited)
(Thousands, except share data)
                                                           Quarter ended               Year ended
                                                            December 31                December 31
                                                         2003          2002         2003          2002
Revenues
Insurance revenues:
    Premiums                                        $     51,697        48,840      210,671       184,703
    Contract charges                                      29,062        27,305      110,006       105,520
    Reinsurance ceded                                    (12,636)      (10,588)     (48,830)      (43,223)
      Total insurance revenues                            68,123        65,557      271,847       247,000
Investment revenues:
    Net investment income                                 50,131        48,313      194,763       194,235
    Realized investment gains (losses)                     6,852           942      (29,280)      (18,240)
Other revenues                                             1,502         4,343        8,300        15,140
      Total revenues                                     126,608       119,155      445,630       438,135

Benefits and expenses
Policyholder benefits                                     48,999        52,237      208,102       187,460
Interest credited to policyholder account balances        25,511        22,972       92,278        87,587
Amortization of deferred acquisition costs
    and value of business acquired                         9,513         4,518       37,908        30,969
Operating expenses                                        24,488        23,118       98,111        94,298
      Total benefits and expenses                        108,511       102,845      436,399       400,314

Income before income tax expense (benefit)                18,097        16,310        9,231        37,821

Income tax expense (benefit)                               5,109         1,816       (5,562)        6,272

Net income                                          $     12,988        14,494       14,793        31,549

Per common share:
    Net income, basic and diluted                   $       1.09          1.21         1.24          2.63

    Cash dividends                                  $       0.27          0.27         1.08          1.08

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statement of Cash Flows (Unaudited)
(Thousands, except share data)

                                              Year Ended
                                              December 31
                                           2003           2002

Operating activities
     Net cash provided              $      94,147        48,763

Investing activities
Purchases of investment securities:
     Fixed maturities                  (1,251,481)     (788,919)
     Equity securities                     (4,279)       (5,598)
Sales of investment securities:
     Fixed maturities                     188,849       359,375
     Equity securities                     17,036         9,986
Maturities and principal paydowns
     of investment securities:
     Fixed maturities                     725,589       364,984
     Equity securities                      8,771         6,925
Purchases of other investments            (72,386)     (149,627)
Sales, maturities and principal
     paydowns of other investments        183,161        79,805
Net additions to property and
     equipment                               (969)      (21,029)
Insurance business acquired
     or disposed                          (52,264)            -
     Net cash used                       (257,973)     (144,098)

Financing activities
Proceeds from borrowings                   35,061        59,562
Repayment of borrowings                      (634)      (59,100)
Deposits on policyholder contracts        338,089       272,110
Withdrawals from policyholder
     account balances                    (180,801)     (153,814)
Net transfers to separate accounts         (9,427)      (14,856)
Change in other deposits                    2,629         4,409
Cash dividends to stockholders            (12,840)      (12,957)
Disposition (acquisition) of
     treasury stock, net                   (2,867)       (1,148)
     Net cash provided                    169,210        94,206

Increase (decrease) in cash                 5,384        (1,129)
Cash at beginning of year                  14,645        15,774
     Cash at end of period          $      20,029        14,645

See accompanying Notes to Consolidated Financial Statements.

  Comprehensive income (loss) was $62,648 and $45,918 for 2003 and 2002, respectively; and $9,990 and ($11,997) for the fourth quarter of 2003 and 2002. This varies from net income due to unrealized gains or losses on investments and changes in additional minimum pension liabilities.
  Income per common share is based upon the weighted average number of shares outstanding during the year, 11,944,291 shares (2002 -- 11,997,733 shares).
  These financial statements are unaudited but, in management's opinion, include all adjustments necessary for a fair presentation of the results.
  Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     KANSAS CITY LIFE INSURANCE COMPANY
                                                                   (Registrant)

                                                     By:/s/William A. Schalekamp
                                                           William A. Schalekamp
                                                           Senior Vice President,
                                                           General Counsel & Secretary
March 12, 2004
    (Date)